UiPath Reports Third Quarter Fiscal 2023 Financial Results
ARR grew 36 percent year-over-year reaching $1.110 billion driven by net new ARR of $67 million
NEW YORK, NY – December 1, 2022 – UiPath, Inc. (NYSE: PATH), a leading enterprise automation software company, today announced financial results for its third quarter fiscal 2023 ended October 31, 2022.
“We are pleased with our third quarter fiscal 2023 results as ARR grew 36 percent year-over-year and we delivered meaningful non-GAAP operating margin expansion,” said Rob Enslin, UiPath Co-Chief Executive Officer. “Our new go-to-market initiatives are driving results and resonating with customers. We closed several notable third quarter deals using this value-selling approach and are widely engaged with both new and existing customers as we head into the last quarter of fiscal year 2023.”
“UiPath continues to be differentiated by our platform approach, which is at the core of our success,” said Daniel Dines, UiPath Co-Founder and Co-Chief Executive Officer. “Our latest release, 2022.10, further expands our competitive advantage with market-leading capabilities at every stage in the automation lifecycle, from discover to automate to operate. This cohesive approach makes it easier and faster for organizations to efficiently scale their automation programs and drive meaningful business outcomes.”
Third Quarter Fiscal 2023 Financial Highlights
•Revenue of $262.7 million increased 19 percent year-over-year.
•ARR of $1.110 billion increased 36 percent year-over-year.
•Net new ARR of $66.8 million.
•Dollar based net retention rate of 126 percent.
•GAAP gross margin was 84 percent.
•Non-GAAP gross margin was 86 percent.
•GAAP operating loss was $(67.0) million.
•Non-GAAP operating income was $18.0 million.
•Net cash used in operations was $27.3 million.
•Non-GAAP adjusted free cash flow was negative $24.1 million.
•Cash, cash equivalents, and marketable securities were $1.7 billion as of October 31, 2022.
“Non-GAAP operating income of $18 million for the quarter was the result of disciplined capital deployment and cost management. Our durable financial model and strong balance sheet give us the resources to continue to invest in long-term growth and drive a path to sustained profitability, both of which are core to our go-forward strategy,” said Ashim Gupta, UiPath Chief Financial Officer.

Financial Outlook
For the fourth quarter fiscal 2023, UiPath expects:
•Revenue in the range of $277 million to $279 million.
•ARR in the range of $1,174 million to $1,176 million as of January 31, 2023.
•Non-GAAP operating income of approximately $35 million.
Reconciliation of non-GAAP operating income guidance to the most directly comparable GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from this non-GAAP measure, including, in particular, the effects of stock-based compensation expense specific to equity awards that are directly impacted by fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
Recent Business Highlights
•Launched its latest platform updates to support app development, expand automation use cases: Announced at the UiPath FORWARD 5 global conference, the 22.10 release offers even more enhancements that allow businesses to automate more, automate faster and with less friction, expand user and builder bases, and operate it all more efficiently and effectively.
•Announced technology partnerships with:
◦Microsoft to build best-in-class automation experiences and integrations between the two strategic partners. Microsoft Azure is a preferred cloud platform for UiPath, including the UiPath Automation Cloud™, while UiPath is a preferred enterprise automation partner at Microsoft.
◦OutSystems, a global leader in high-performance application development, to combine the power of the UiPath Business Automation Platform with OutSystems high-performance low-code.
•Announced additional strategic collaborations with:
◦ManpowerGroup® (NYSE: MAN), a leading global workforce solutions company and long-term partner of UiPath, to expand and accelerate go-to-market workforce solutions in automation.
◦CGI (TSX: GIB.A) (NYSE: GIB), one of the largest independent IT and business consulting services firms in the world, to expand automation deployments among CGI clients via managed services.
◦qBotica to introduce Automation Cube, qBotica’s go-to-market UiPath managed services practice that offers customers advantages such as turnkey automation tailored to their industry and operations.
•Announced FHIR-enabled API automation to simplify integration and transform patient experiences in healthcare: Organizations can now use UiPath Integration Service with Fast Healthcare Interoperability Resource (FHIR)-enabled endpoints to orchestrate turnkey automations within Electronic Health Record systems meeting the Office of the National Coordinator for Health Information Technology Cures Act FHIR certification criteria – such as Epic and

Oracle Cerner – and a broader set of health IT systems that have voluntarily deployed FHIR endpoints.
•Received widespread industry recognition, including:
◦Honored as an RPA Leader for the sixth consecutive year and Star Performer in the Technology Provider Landscape, according to Everest Group’s Robotic Process Automation Products PEAK Matrix® Assessment 2022. This assessment analyzes the changing dynamics of the RPA landscape and assesses 23 technology providers across several key dimensions.
◦Named a Leader in the ISG Provider Lens™ Next-Gen ADM Solutions 2022 – Low-Code/No-Code Development Platforms report. The report recognizes UiPath as an innovation leader at the convergence of enterprise automation and low-code application development, and notes that “UiPath Apps is a top choice for customers looking to rapidly develop automation-powered applications.”
Conference Call and Webcast
UiPath will host a conference call today, Thursday, December 1, 2022, at 5:00 p.m. Eastern Time, to discuss the Company's third quarter fiscal 2023 financial results and guidance. To access this call, dial 1-201-689-8057 (domestic) or 1-877-407-8309 (international). The passcode is 13734091. A live webcast of this conference call will be available on the "Investor Relations" page of UiPath’s website (https://ir.uipath.com), and a replay will also be archived on the website for one year.
About UiPath
UiPath has a vision to deliver the Fully Automated Enterprise™, one where companies use automation to unlock their greatest potential. UiPath offers an end-to-end platform for automation, combining the leading Robotic Process Automation (RPA) solution with a full suite of capabilities that enable every organization to rapidly scale digital business operations.
Forward Looking Statements
Statements we make in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” "outlook," “seeks,” “should,” “will,” and variations of such words, including the negatives of these words or similar expressions.
We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions.
These forward-looking statements include, but are not limited to, statements regarding our guidance for the fourth fiscal quarter and fiscal year end 2023, our strategic plans,

objectives and roadmap, the estimated addressable market opportunity for our platform and statements regarding the growth of the automation market. Accordingly, actual results could differ materially, or such uncertainties could cause adverse effects on our results. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: the market, political, economic, and business conditions, including geopolitical turmoil and macro-economic effects caused by the war in Ukraine, increasing inflationary cost trends, and foreign exchange volatility; our recent rapid growth, which may not be indicative of our future growth; our limited operating history; our ability to successfully manage our growth; our ability and the ability of our platform to satisfy and adapt to customer demands; our dependency on our existing customers to renew their licenses and purchase additional licenses and products from us and our channel partners; our ability to attract and retain customers; the competitive markets in which we participate; our ability to maintain and expand our distribution channels; our ability to retain and motivate our management and key employees and integrate new team members and manage management transitions; our reliance on third-party providers of cloud-based infrastructure; the potential impact that the COVID-19 pandemic and an economic downturn could have on our or our customers’ businesses, financial condition, and future operating results; our failure to achieve our environmental, social and governance (ESG) goals; and the price volatility of our Class A common stock.
Further information on risks that could cause actual results to differ materially from our guidance can be found in our Annual Report on Form 10-K for the annual period ended January 31, 2022, filed with the SEC on April 4, 2022, in our Quarterly Reports on Form 10-Q filed with the SEC, and in other filings and reports that we may file from time to time with the SEC. Any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements.
Key Performance Metric
Annualized Renewal Run-rate (ARR) is a key performance metric we use in managing our business because it illustrates our ability to acquire new subscription customers and to maintain and expand our relationships with existing subscription customers. We define ARR as annualized invoiced amounts per solution SKU from subscription licenses and maintenance and support obligations assuming no increases or reductions in the subscriptions. ARR does not include the costs we may incur to obtain such subscription licenses or provide such maintenance and does not reflect any actual or anticipated reductions in invoiced value due to contract non-renewals or service cancellations other than for specific bad debt or disputed amounts. Additionally, though we use ARR as a forward-looking metric in the management of our business, it does not include invoiced amounts reported as perpetual licenses or professional services revenue in our consolidated statement of operations, and is not a forecast of future revenue, which can be impacted by contract start and end dates, duration, and renewal rates.

Dollar-based net retention rate represents the rate of net expansion of our ARR from existing customers over the preceding 12 months. We calculate dollar-based net retention rate as of a period end by starting with ARR from the cohort of all customers as of 12 months prior to such period end (Prior Period ARR). We then calculate the ARR from these same customers as of the current period end (Current Period ARR). Current Period ARR includes any expansion and is net of any contraction or attrition over the preceding 12 months but does not include ARR from new customers in the current period. We then divide total Current Period ARR by total Prior Period ARR to arrive at dollar-based net retention rate. Dollar-based net retention rate may fluctuate based on the customers that qualify to be included in the cohort used for calculation and may not reflect our actual performance.
Investors should not place undue reliance on ARR or dollar-based net retention rate as an indicator of future or expected results. Our presentation of these metrics may differ from similarly titled metrics presented by other companies and therefore comparability may be limited.
Non-GAAP Financial Measures
Non-GAAP financial measures are financial measures that are derived from the consolidated financial statements, but that are not presented in accordance with generally accepted accounting principles in the United States (GAAP). This earnings press release includes financial measures defined as non-GAAP financial measures by the SEC, including non-GAAP cost of licenses, non-GAAP cost of subscription services, non-GAAP cost of professional services and other, non-GAAP gross profit and margin, non-GAAP sales and marketing expenses, non-GAAP research and development expenses, non-GAAP general and administrative expenses, non-GAAP operating income (loss) and margin, non-GAAP net income (loss), and non-GAAP net income (loss) per share. These non-GAAP financial measures exclude:
•stock-based compensation expense;
•amortization of acquired intangibles;
•employer payroll tax expense related to employee equity transactions;
•restructuring costs;
•charitable donation of Class A common stock; and
•in the case of non-GAAP net income (loss), tax adjustments associated with the add-back items, as applicable.
Additionally, this earnings release presents non-GAAP adjusted free cash flow, which is calculated by adjusting GAAP operating cash flows for the impact of purchases of property and equipment, capitalization of software development costs, cash paid for employer payroll taxes related to employee equity transactions, net payments/receipts of employee tax withholdings on stock option exercises, and cash paid for restructuring costs.
UiPath uses these non-GAAP financial measures internally in analyzing its financial results, and believes they are useful to investors, by excluding the effects of special items that do not reflect the ordinary earnings of our operations, and as a supplement to GAAP measures. UiPath believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in UiPath’s industry, many of which present similar non-GAAP financial measures to investors. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, our financial performance measures prepared in accordance with GAAP. Further, our non-GAAP information may be different from the non-GAAP information provided by other companies. The information below provides a reconciliation of non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures. We encourage investors to consider our GAAP results alongside our supplemental non-GAAP measures, and to review the reconciliation between GAAP results and non-GAAP measures that is included at the end of this earnings press release. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the “Investor Relations” page of UiPath’s website at https://ir.uipath.com.

UiPath, Inc.
Condensed Consolidated Statements of Operations
in thousands, except per share data
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Revenue:
Licenses	$118,175	$111,608	$338,875	$307,371
Subscription services	130,159	97,963	370,309	265,924
Professional services and other	14,410	11,245	40,848	29,259
Total revenue	262,744	220,816	750,032	602,554
Cost of revenue:
Licenses	3,208	2,626	7,915	7,514
Subscription services	20,578	15,659	63,949	42,076
Professional services and other	18,982	24,815	60,496	78,114
Total cost of revenue	42,768	43,100	132,360	127,704
Gross profit	219,976	177,716	617,672	474,850
Operating expenses:
Sales and marketing	156,469	172,906	527,798	522,925
Research and development	67,341	61,559	203,880	212,245
General and administrative	63,157	59,498	189,130	189,747
Total operating expenses	286,967	293,963	920,808	924,917
Operating loss	(66,991)	(116,247)	(303,136)	(450,067)
Interest income	9,561	899	15,057	2,606
Other income (expense), net	888	(4,300)	(2,523)	(8,743)
Loss before income taxes	(56,542)	(119,648)	(290,602)	(456,204)
Provision for income taxes	1,182	3,139	10,061	6,272
Net loss	$(57,724)	$(122,787)	$(300,663)	$(462,476)
Net loss per share attributable to common stockholders, basic and diluted	$(0.10)	$(0.23)	$(0.55)	$(1.08)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	550,164	531,718	546,087	426,811

UiPath, Inc.
Condensed Consolidated Balance Sheets
in thousands
(unaudited)

	As of
	October 31, 2022	January 31, 2022
Assets
Current assets
Cash and cash equivalents	$1,451,152	$1,768,723
Marketable securities	225,605	96,417
Accounts receivable, net of allowance for doubtful accounts of $3,279 and $2,566, respectively	275,935	251,988
Contract assets	91,551	74,831
Deferred contract acquisition costs	40,168	29,926
Prepaid expenses and other current assets	74,834	55,416
Total current assets	2,159,245	2,277,301
Marketable securities, non-current	2,920	19,523
Contract assets, non-current	9,498	2,730
Deferred contract acquisition costs, non-current	113,568	100,224
Property and equipment, net	28,152	17,176
Operating lease right-of-use assets	50,555	48,953
Intangible assets, net	23,993	16,817
Goodwill	83,844	53,564
Deferred tax asset	7,657	10,628
Other assets, non-current	32,252	25,534
Total assets	$2,511,684	$2,572,450

Liabilities and stockholders' equity
Current liabilities
Accounts payable	$11,253	$11,515
Accrued expenses and other current liabilities	78,892	87,958
Accrued compensation and employee benefits	98,086	130,673
Deferred revenue	288,412	297,355
Total current liabilities	476,643	527,501
Deferred revenue, non-current	107,633	68,665
Operating lease liabilities, non-current	55,085	49,843
Other liabilities, non-current	12,499	4,524
Total liabilities	651,860	650,533
Commitments and contingencies
Stockholders' equity
Class A common stock	5	4
Class B common stock	1	1
Additional paid-in capital	3,649,474	3,406,959
Accumulated other comprehensive income	6,953	10,899
Accumulated deficit	(1,796,609)	(1,495,946)
Total stockholders’ equity	1,859,824	1,921,917
Total liabilities and stockholders’ equity	$2,511,684	$2,572,450

UiPath, Inc.
Condensed Consolidated Statements of Cash Flows
in thousands (unaudited)
	Nine Months Ended October 31,
	2022	2021
Cash flows from operating activities
Net loss	$(300,663)	$(462,476)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	12,993	10,697
Amortization of deferred contract acquisition costs	37,967	19,904
Net amortization of premium on marketable securities	501	1,391
Stock-based compensation expense	270,797	438,551
Charitable donation of Class A common stock	5,499	—
Amortization of operating lease right-of-use assets	8,555	6,013
Provision for deferred income taxes	1,171	(357)
Abandonment and impairment charges	2,881	—
Other non-cash (credits) charges, net[1]	(1,714)	1,599
Changes in operating assets and liabilities:
Accounts receivable	(33,449)	(27,028)
Contract assets	(27,735)	(29,994)
Deferred contract acquisition costs	(69,657)	(80,720)
Prepaid expenses and other assets	(27,361)	(2,295)
Accounts payable	2,414	17,549
Accrued expense and other liabilities	(13,785)	17,756
Accrued compensation and employee benefits	(26,096)	(822)
Operating lease liabilities, net	(488)	(5,261)
Deferred revenue	54,232	46,544
Net cash used in operating activities	(103,938)	(48,949)
Cash flows from investing activities
Purchases of marketable securities	(204,311)	(161,214)
Sales of marketable securities	—	89,383
Maturities of marketable securities	93,298	58,109
Purchases of property and equipment	(21,614)	(5,719)
Capitalization of software development costs	—	(2,950)
Payments related to business acquisitions, net of cash acquired	(29,542)	(5,498)
Other investing, net	(507)	(1,231)
Net cash used in investing activities	(162,676)	(29,120)
Cash flows from financing activities
Proceeds from exercise of stock options	7,605	9,687
Payments of tax withholdings on net settlement of equity awards	(53,300)	(10,300)
Net (payments) receipts of tax withholdings on sell-to-cover equity award transactions	(10,132)	20,418
Proceeds from employee stock purchase plan contributions	13,525	13,766
Repurchase of unvested early exercised stock options	(1,493)	—
Proceeds from initial public offering, net of underwriting discounts and commissions	—	692,369
Payments of initial public offering costs	—	(3,734)
Proceeds from issuance of convertible preferred stock	—	750,000
Payments of issuance costs for convertible preferred stock	—	(164)
Net cash (used in) provided by financing activities	(43,795)	1,472,042
Effect of exchange rate changes	(7,162)	11,254
Net (decrease) increase in cash, cash equivalents, and restricted cash	(317,571)	1,405,227
Cash, cash equivalents, and restricted cash - beginning of period	1,768,723	371,190
Cash, cash equivalents, and restricted cash - end of period	$1,451,152	$1,776,417

[1] Prior period amounts have been combined to conform to current period presentation

UiPath, Inc.
Reconciliation of GAAP Cost of Revenue and Gross Profit to Non-GAAP Cost of Revenue and Gross Profit
in thousands, except percentages
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Licenses
GAAP cost of licenses	$3,208	$2,626	$7,915	$7,514
Less: Amortization of acquired intangible assets	777	628	1,935	1,910
Non-GAAP cost of licenses	$2,431	$1,998	$5,980	$5,604

Subscription services
GAAP cost of subscription services	$20,578	$15,659	$63,949	$42,076
Less: Stock-based compensation expense	2,844	2,045	8,901	9,916
Less: Amortization of acquired intangible assets	570	330	1,230	770
Less: Employer payroll tax expense related to employee equity transactions	34	701	180	887
Less: Restructuring costs	—	—	137	—
Non-GAAP cost of subscription services	$17,130	$12,583	$53,501	$30,503

Professional services and other
GAAP cost of professional services and other	$18,982	$24,815	$60,496	$78,114
Less: Stock-based compensation expense	2,557	4,305	8,959	27,140
Less: Employer payroll tax expense related to employee equity transactions	26	2,527	167	3,606
Less: Restructuring costs	—	—	320	—
Non-GAAP cost of professional services and other	$16,399	$17,983	$51,050	$47,368

Gross profit and margin
GAAP gross profit	$219,976	$177,716	$617,672	$474,850
GAAP gross margin	84%	80%	82%	79%
Plus: Stock-based compensation expense	5,401	6,350	17,860	37,056
Plus: Amortization of acquired intangible assets	1,347	958	3,165	2,680
Plus: Employer payroll tax expense related to employee equity transactions	60	3,228	347	4,493
Plus: Restructuring costs	—	—	457	—
Non-GAAP gross profit	$226,784	$188,252	$639,501	$519,079
Non-GAAP gross margin	86%	85%	85%	86%

UiPath, Inc.
Reconciliation of GAAP Operating Expenses and Loss to Non-GAAP Operating Expenses and Income (Loss)
in thousands, except percentages
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Sales and Marketing
GAAP sales and marketing	$156,469	$172,906	$527,798	$522,925
Less: Stock-based compensation expense	30,763	41,823	117,410	202,122
Less: Amortization of acquired intangible assets	659	405	1,486	993
Less: Employer payroll tax expense related to employee equity transactions	416	23,839	3,045	32,518
Less: Restructuring costs	511	—	11,243	—
Non-GAAP sales and marketing	$124,120	$106,839	$394,614	$287,292

Research and Development
GAAP research and development	$67,341	$61,559	$203,880	$212,245
Less: Stock-based compensation expense	23,435	24,866	73,559	114,460
Less: Employer payroll tax expense related to employee equity transactions	170	1,312	971	1,637
Less: Restructuring costs	—	—	43	—
Non-GAAP research and development	$43,736	$35,381	$129,307	$96,148

General and Administrative
GAAP general and administrative	$63,157	$59,498	$189,130	$189,747
Less: Stock-based compensation expense	21,492	22,064	61,968	84,913
Less: Amortization of acquired intangible assets	44	44	136	44
Less: Employer payroll tax expense related to employee equity transactions	123	455	486	1,045
Less: Restructuring costs	580	—	1,382	—
Less: Charitable donation of Class A common stock	—	—	5,499	—
Non-GAAP general and administrative	$40,918	$36,935	$119,659	$103,745

Operating Loss
GAAP operating loss	$(66,991)	$(116,247)	$(303,136)	$(450,067)
GAAP operating margin	(25)%	(53)%	(40)%	(75)%
Plus: Stock-based compensation expense	81,091	95,103	270,797	438,551
Plus: Amortization of acquired intangible assets	2,050	1,407	4,787	3,717
Plus: Employer payroll tax expense related to employee equity transactions	769	28,834	4,849	39,693
Plus: Restructuring costs	1,091	—	13,125	—
Plus: Charitable donation of Class A common stock	—	—	5,499	—
Non-GAAP operating income (loss)	$18,010	$9,097	$(4,079)	$31,894
Non-GAAP operating margin	7%	4%	(1)%	5%

UiPath, Inc.
Reconciliation of GAAP Net Loss and GAAP Net Loss Per Share to Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Share
in thousands, except per share data
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
GAAP net loss	$(57,724)	$(122,787)	$(300,663)	$(462,476)
Plus: Stock-based compensation expense	81,091	95,103	270,797	438,551
Plus: Amortization of acquired intangible assets	2,050	1,407	4,787	3,717
Plus: Employer payroll tax expense related to employee equity transactions	769	28,834	4,849	39,693
Plus: Restructuring costs	1,091	—	13,125	—
Plus: Charitable donation of Class A common stock	—	—	5,499	—
Tax adjustments to add-backs[1]	(609)	(462)	(609)	(1,545)
Non-GAAP net income (loss)	$26,668	$2,095	$(2,215)	$17,940

GAAP net loss per share, basic and diluted	$(0.10)	$(0.23)	$(0.55)	$(1.08)
GAAP weighted average common shares outstanding, basic and diluted	550,164	531,718	546,087	426,811
Plus: Unweighted adjustment for conversion of preferred to common stock in connection with IPO	—	—	—	90,880
Plus: Unweighted adjustment for common stock issued in connection with IPO	—	—	—	3,857
Non-GAAP weighted average common shares outstanding, basic	550,164	531,718	546,087	521,548
Plus: Dilutive potential common shares from outstanding equity awards	10,331	28,192	—	37,806
Non-GAAP weighted average common shares outstanding, diluted	560,495	559,910	546,087	559,354
Non-GAAP net income (loss) per share, basic	$0.05	$0.00	$0.00	$0.03
Non-GAAP net income (loss) per share, diluted	$0.05	$0.00	$0.00	$0.03
[1] Estimated using blended annual effective tax rate and net operating losses available to offset.

UiPath, Inc.
Reconciliation of GAAP Operating Cash Flow to Non-GAAP Adjusted Free Cash Flow
in thousands
(unaudited)

	Nine Months Ended October 31,
	2022	2021
GAAP net cash used in operating activities	$(103,938)	$(48,949)
Purchases of property and equipment	(21,614)	(5,719)
Capitalization of software development costs	—	(2,950)
Cash paid for employer payroll taxes related to employee equity transactions	6,399	34,623
Net payments (receipts) of employee tax withholdings on stock option exercises	6,370	(8,272)
Cash paid for restructuring costs	11,585	—
Non-GAAP adjusted free cash flow	$(101,198)	$(31,267)

Investor Relations Contact
Kelsey Turcotte
Investor.relations@uipath.com
UiPath
Media Contact
Toni Iafrate
PR@uipath.com
UiPath